Exhibit 99.1

CONTACT:
Brainerd Communicators
Ray Yeung / Jo Anne Barrameda (Media)
yeung@braincomm.com / barrameda@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG Global Amends Stockholder Rights Plan
to Increase Ownership Threshold

Overland Park, KS – July 19, 2010 – The Management Network Group, Inc. (Nasdaq: TMNG) ("TMNG" or the "Company") today announced that it has amended and restated its stockholder rights plan (the "Rights Plan").  The Company previously announced in May 2010 its intention to amend the Rights Plan.

The Company amended the Rights Plan to, among other things, increase the ownership threshold under the Rights Plan from five percent (5%) to fifteen percent (15%) and delete the provisions of the Rights Plan relating to the Company's net operating loss carryforwards. The Company also amended the Rights Plan to reflect adjustments resulting from the Company's 1-for-5 reverse stock split that was effected on February 7, 2010 and to change the period for independent director reviews of the Rights Plan from every year to every three years.  In addition, the Rights Plan was amended to also apply to ownership of securities where a holder uses a contract, arrangement or device (including any derivative, swap or similar transaction or instrument) to divest beneficial ownership of the securities to avoid triggering the Rights Plan or to evade the reporting requirements of the federal securities laws.

Additional information regarding the Rights Plan as amended and restated, including other amendments updating and revising the Rights Plan, will be contained in a current report on Form 8-K that the Company is filing with the Securities and Exchange Commission. This filing will be available at the SEC’s web site at www.sec.gov.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. TMNG Global and its companies CSMG and Cartesian and its base of more than 600 consultants, have provided strategy, management and technical consulting, products and services to more than 1200 communications clients worldwide. The company's clients represent all areas of the communications industry including wireless and wireline service providers; entertainment, media and technology companies; and the supporting capital formation firms that support the industry. The company is headquartered in Overland Park, Kansas, with offices in Beijing, Boston, London, New Jersey, New York, Shanghai and Washington, D.C. For more information about TMNG Global, visit www.tmng.com

Cautionary Statement Regarding Forward-Looking Information

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG’s filings with the Securities and Exchange Commission, including the risks described in TMNG’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.